Exhibit 99.1

Kimball Hill Appoints A Chief Restructuring Officer

                                                Chicago, IL — February 21, 2008 — Kimball Hill Homes announced today that Andrew Hede has been appointed Chief Restructuring Officer effective as of February 15, 2008.  Mr. Hede, a Managing Director with Alvarez & Marsal North America, LLC, has more than 14 years of financial restructuring and business experience. Over the course of his career, Mr. Hede has assisted many companies with financial and operational restructurings, business plan preparation and review, and recapitalization strategies.

                                                “We are very pleased to have someone of Andrew’s caliber joining the Kimball Hill team.  Andrew has worked with a number of local and national homebuilders and provides a valuable perspective and experience to the Kimball Hill management team as we continue to explore strategic alternatives available to the Company,” said Chief Executive Officer Kenneth Love.